UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2017, the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) increased the number of directors on the Board from four to five, and appointed Peter Longo to fill the resultant vacancy. Mr. Longo has also been appointed to serve as a member of the Compensation Committee of the Board, effective as of December 21, 2017. Mr. Longo’s term will expire at the Annual Meeting of Stockholders to be held following fiscal year 2017.

In connection with his appointment as a non-employee director of the Company, the Board authorized a grant to Mr. Longo of 4,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”). The number of shares of restricted stock granted to Mr. Longo equals the grant of restricted stock that is issued to each non-employee director at the conclusion of the Company’s Annual Meeting of Stockholders in accordance with the Company’s non-employee director compensation policies. Consistent with other grants of restricted stock to non-employee directors, the shares granted to Mr. Longo will vest on the earlier of (a) the first anniversary of the date of grant, or (b) the end of the day immediately prior to the Company’s first Annual Meeting of Stockholders held after the date of grant, subject to acceleration in the event of his death or disability or upon a change in control of the Company, and are subject to the terms and conditions of the Plan and the Company’s standard Restricted Stock Award Agreement for Directors as previously filed with the Securities and Exchange Commission.

Item 9.01.        Financial Statements and Exhibits

The following exhibit is filed or furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company issued December 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 26, 2017	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
David Stern Executive Vice President & Chief Financial Officer